EXHIBIT 5



                                           September 21, 1994



Board of Directors
SafeCard Services, Incorporated
3001 East Pershing Boulevard
Cheyenne, WY  82001

Gentlemen:

        At your request, we have reviewed the Registration Statement of SafeCard Services, Incorporated, a Delaware corporation (the "Company"), dated September 22, 1994 on Forms S-8 and S-3 under the Securities Act of 1933 (the "Registration Statement"). The Registration Statement covers an aggregate of 2,400,000 shares of the Company's common stock par value $0.01 per share (the "Common Stock"), either (1) issuable upon exercise of options which have been or may be granted to certain employees and directors of the Company (the "Options"), (2) issuable upon exercise of certain stock appreciation rights not yet granted (the "SARs"), or (3) which may be acquired upon the lapse of certain restrictions (the "Restrictions").

        We have examined the originals, or certified, confirmed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon statements or certificates of public officials, officers or representatives of the Company and others.

        Based on the foregoing, and subject to the limitations set forth herein, we are of the opinion that the 2,400,000 shares of Common Stock issuable upon lapse of the Restrictions, exercise of the SARs, or exercise of the Options, when issued pursuant to the terms of the Options and SARs and upon lapse of the Restrictions, and assuming such shares have been or will be issued for not less than the par value thereof, will be validly issued, fully paid and nonassessable.

        We are members of The Florida Bar and do not hold ourselves out as being conversant with the laws of any jurisdiction other than the United States of America and the State of Florida, and, to the extent required by the foregoing opinion, the General Law of the State of Delaware.






        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and all amendments thereto.

                                Sincerely,


                                MAHONEY ADAMS & CRISER, P.A.